Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK Prices Public Offering of $500,000,000 1.650% Notes Due 2024 and $750,000,000 3.125% Notes Due 2028

PHILADELPHIA, PA, October 4, 2021 – FS KKR Capital Corp. (NYSE: FSK) announced that it has priced an underwritten public offering of $500,000,000 in aggregate principal amount of its 1.650% unsecured notes due 2024 (the “2024 Notes”) and $750,000,000 in aggregate principal amount of its 3.125% unsecured notes due 2028 (the “2028 Notes,” and together with the 2024 Notes, the “Notes”). The 2024 Notes will mature on October 12, 2024 and the 2028 Notes will mature on October 12, 2028. The Notes may be redeemed in whole or in part at FSK’s option at any time at par plus a “make-whole” premium, provided that the 2028 Notes may be redeemed at par two months prior to their maturity. The offering is expected to close on October 12, 2021, subject to customary closing conditions.

BofA Securities, Inc., BMO Capital Markets Corp., KKR Capital Markets LLC, MUFG Securities Americas Inc., Truist Securities, Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA LLC are acting as joint book-running managers for this offering. RBC Capital Markets, LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Santander Investment Securities Inc. and SG Americas Securities, LLC are acting as joint lead managers for this offering. Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Compass Point Research & Trading, LLC, ICBC Standard Bank Plc, R. Seelaus & Co., LLC, Keefe, Bruyette & Woods, Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for this offering.

FSK expects to use the net proceeds of this offering for general corporate purposes, including to repay outstanding indebtedness under its financing arrangements.

Other Information

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of FSK before investing. The pricing term sheet dated October 4, 2021, the preliminary prospectus supplement dated October 4, 2021, and the accompanying prospectus dated October 4, 2021, each of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”), contain this and other information about FSK and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of FSK and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

FSK’s shelf registration statement is on file and was deemed immediately effective upon filing with the SEC. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents FSK has filed with the SEC for more complete information about FSK and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, FSK, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it from BofA Securities, Inc., 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001, Attn: Prospectus Department, tel: (800)294-1322; email: dg.prospectus_requests@bofa.com; BMO Capital Markets Corp., 151 West 42nd Street, New York, NY 10036, Attn: Debt Capital Markets Syndicate, tel: 1-866-864-7760; KKR Capital Markets LLC, 30

Hudson Yards, New York, NY 10001: tel: 212-230-9433; MUFG Securities Americas Inc., 1221 Avenue of the Americas, Sixth Floor, New York, NY 10020, tel: 877-649-6848; Truist Securities, Inc., 303 Peachtree Street, Atlanta, GA 30326, Attn: Prospectus Department, tel: 800-685-4786, email: TSIdocs@Truist.com.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

917-338-5074

Media Contact

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com